Exhibit 99.1



           MONSTERDAATA CONCLUDES ACQUISITION OF NEIGHBORHOODFIND

NEW YORK, NY - AUGUST 1, 2001 -- MonsterDaata, Inc. (OTCBB:MSRD) reported today that the previously announced merger with NeighborhoodFind closed yesterday right on schedule. "Integration plans are well underway and I am pleased to announce that beneficial customer product enhancements will be forthcoming before August is complete," said Samuel Petteway, CEO and President of MonsterDaata.

Monsterdaata provides property, school and census related information primarily to Real Estate related companies. Providing lead generation tools and an Internet-based local community presence to over five thousand Realtor sponsors is a natural progression of the MonsterDaata business model.

CONTACT:    Harold Blue
            Vice Chairman
            MonsterDaata, Inc.
            212-829-5891